As filed with the Securities and Exchange Commission on August 11, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TFI INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Canada	4210	Not Applicable
(Province or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code)	Identification No.)

8801 Trans-Canada Highway, Suite 500

Saint-Laurent, Québec

H4S 1Z6

(514) 331-4000

(Address and telephone number of registrant’s principal executive offices)

Corporation Service Company

County of New Castle

251 Little Falls Drive

Wilmington, DE USA 19808

(866) 927-9800

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Alain Bédard TFI International Inc. 8801 Trans-Canada Highway Suite 500 Saint-Laurent, Québec, Canada H4S 1Z6 (514) 331-4000	Neil Wiener Sébastien Bellefleur Fasken Martineau DuMoulin LLP 800 Square Victoria Suite 3500 Montreal, Québec, Canada H4Z 1E9 (514) 397-7483	Mark A. Scudder Heidi Hornung-Scherr Scudder Law Firm, P.C., L.L.O. 411 South 13th Street Lincoln, Nebraska 68508 (402) 435-3223

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after this Registration Statement becomes effective.

Province of Québec, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box)

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	At some future date (check the appropriate box below)

	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

	2.	☐

pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

	3.	☐

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee
Common Shares
Preferred Shares
Subscription Receipts
Warrants
Debt Securities
Units
Total	US$519,563,430	US$519,563,430	US$48,470.88 (4)

(1)

There are being registered under this Registration Statement such indeterminate number of (i) common shares, (ii) preferred shares, (iii) subscription receipts, (iv) warrants, (v) senior or subordinated secured or unsecured debt securities, and/or (vi) units comprised of one or more of the securities listed above in any combination as shall have an aggregate initial offering price not to exceed US$519,563,430. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities registered under this Registration Statement.

(2)

Determined based on the maximum aggregate offering price in Canadian dollars of CAD$1,000,000,0000, less the CAD$304,980,000 of securities that were sold under the short form base shelf prospectus dated October 12, 2018, which reduced the amount of securities available for sale under the amended and restated base shelf prospectus dated August 11, 2020, converted into U.S. dollars based on the average rate of exchange on August 7, 2020, as reported by the Bank of Canada, for the conversion of Canadian dollars into U.S. dollars of CAD$1.3377 equals US$1.00.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(4)

Pursuant to Rule 429 under the Securities Act, the prospectus contained herein relates to an aggregate of US$519,563,430 of securities, consisting of US$373,427,395 of securities being registered hereby and US$146,136,035 of unsold securities that were previously registered under the Registrant’s Registration Statement on Form F-10 (File No. 333-236350), initially filed on February 10, 2020.

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement relates to Registration Statement 333-236350.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This amended and restated short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. See “Plan of Distribution”.

This amended and restated short form base shelf prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this amended and restated short form base shelf prospectus has become final and that permits the omission from this amended and restated short form base shelf prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

Information has been incorporated by reference in this amended and restated short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the corporate secretary of TFI International Inc. at 8801 Trans-Canada Hwy., Suite 500, Saint-Laurent, Québec, Canada H4S 1Z6, telephone: (514) 331-4113 and are also available electronically at www.sedar.com.

New Issue	August 11, 2020

AMENDED AND RESTATED SHORT FORM BASE SHELF PROSPECTUS

(amending and restating the short form base shelf prospectus dated October 12, 2018)

TFI INTERNATIONAL INC.

CAD $1,000,000,000

Common Shares

Preferred Shares

Subscription Receipts

Warrants

Debt Securities

Units

We may, from time to time, during the 25-month period commencing October 12, 2018 that this amended and restated short form base shelf prospectus, including any amendments hereto (the “Prospectus”), remains valid, offer for sale up to CAD $1,000,000,000 (or the equivalent in other currencies determined at the time of issue) of: (i) common shares (“Common Shares”); (ii) preferred shares (“Preferred Shares”) issuable in one or more series; (iii) subscription receipts (“Subscription Receipts”); (iv) warrants (“Warrants”); (v) senior or subordinated secured or unsecured debt securities (“Debt Securities”); and (vi) units comprised of one or more of the other securities described in this Prospectus (“Units” and together with the Common Shares, Preferred Shares, Subscription Receipts and Warrants, the “Securities”).

Prospective purchasers of Securities should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and in Canada. Such consequences for prospective purchasers of Securities may not be fully described herein. Prospective purchasers of Securities should read the tax discussion contained in any applicable Prospectus Supplement (as defined below) with respect to a particular offering of Securities.

An investment in Securities involves significant risks that should be carefully considered by prospective purchasers before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective purchasers in connection with any investment in Securities. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”.

No Canadian securities regulator has approved or disapproved the Securities offered hereby or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors in the United States should be aware that we are permitted, under a multijurisdictional disclosure system adopted in the United States and Canada, to prepare this Prospectus in accordance with the disclosure requirements of our home country. Prospective investors should be aware that such requirements are different from those of the United States. We prepare financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (IASB); the financial statements incorporated herein have been prepared in accordance with IFRS and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated under the laws of Canada, that some of our officers and directors may be residents of Canada, that some or all of the experts named in the Registration Statement may be residents of Canada, and that all or a substantial portion of our assets and said persons may be located outside the United States. See “Enforceability of Civil Liabilities”.

We may offer Securities in such amount as we may determine in light of market conditions and other factors that we deem relevant. The specific variable terms of any offering of Securities will be set out in one or more prospectus supplements (each, a “Prospectus Supplement”) to this Prospectus, including without limitation: (i) in the case of Common Shares, the number of Common Shares offered, the issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price (in the event the offering is a non-fixed price distribution) and any other terms specific to the Common Shares being offered; (ii) in the case of Preferred Shares, the series, the number of Preferred Shares offered, the issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price (in the event the offering is a non-fixed price distribution), any dividend rate and the related dividend payment dates, any terms for redemption at our option or at the option of the holder, any exchange or conversion terms and any other terms specific to the Preferred Shares being offered; (iii) in the case of Subscription Receipts, the number of Subscription Receipts offered, the issue price, the terms, conditions and procedures for the exchange of the Subscription Receipts, the amount and type of securities that holders thereof will receive upon exchange thereof and any other terms specific to the Subscription Receipts being offered; (iv) in the case of Warrants, the number of Warrants offered, the issue price, the terms, conditions and procedures for the exercise of the Warrants, the amount and type of securities that holders thereof will receive upon exercise thereof and any other terms specific to the Warrants being offered; (v) in the case of Debt Securities, the specific designation, the aggregate principal amount, the currency in which the Debt Securities will be issued, the maturity date, interest provisions (if applicable), authorized denominations, the offering price, covenants, events of default, any terms for redemption at our option or the option of the holder, any sinking fund provisions, any exchange or conversion terms, whether payment on the Debt Securities will be senior or subordinated to our other indebtedness and any other terms specific to the Debt Securities being offered; and (vi) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units and any other terms specific to the Units being offered. The Securities may be offered separately or together in any combination (including in the form of Units). A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the parameters described in this Prospectus.

Information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference in this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

Our Common Shares are listed and posted for trading on the New York Stock Exchange (“NYSE”) and the Toronto Stock Exchange (“TSX”) under the symbol “TFII” On August 10, 2020, being the last trading day prior to the date of this Prospectus, the closing prices of the Common Shares on the NYSE and TSX were US $44.36 and CAD $59.23, respectively.

ii

Unless a Prospectus Supplement provides otherwise, any offering of Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units will be a new issue of Securities with no established trading market and, accordingly, such Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is no market through which Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of such Securities in the secondary market (if any), the transparency and availability of trading prices (if any), the liquidity of such Securities, and the extent of issuer regulation. See “Risk Factors”.

We may sell the Securities to underwriters or dealers purchasing as principal, directly to one or more purchasers pursuant to applicable statutory exemptions, or through underwriters, dealers or agents. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged by us in connection with the offering and sale of such Securities, and will set out the terms of the offering of such Securities, the method of distribution of such Securities, including, to the extent applicable, the proceeds to us, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities.

To the extent permitted by applicable law, in connection with any underwritten offering of Securities, other than transactions that are deemed to be “at-the-market distributions” in accordance with National Instrument 44-102 – Shelf Distributions, the underwriters or dealers, as the case may be, may over-allot or effect transactions intended to fix or stabilize the market price of the Common Shares at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See “Plan of Distribution”.

No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates such as LIBOR, EURIBOR or a U.S. Federal funds rate.

The offering of Securities may be subject to approval of certain Canadian legal matters on our behalf by Fasken Martineau DuMoulin LLP.

Leslie Abi-Karam, Debra Kelly-Ennis and Arun Nayar, directors of the Corporation, reside outside of Canada and have appointed the Corporation, 8801 Trans-Canada Hwy., Suite 500, Saint-Laurent, Québec, Canada H4S 1Z6 as agent for services of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the person has appointed an agent for services of process in Canada.

Our head and registered office is at 8801 Trans-Canada Hwy., Suite 500, Saint-Laurent, Québec, Canada H4S 1Z6 and our executive office is at 96 Disco Road, Etobicoke, Ontario, Canada M9W 0A3.

iii

ABOUT THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this Prospectus and any Prospectus Supplement to “TFI International”, the “Corporation”, “we”, “us”, and “our” mean TFI International Inc. and its consolidated subsidiaries.

This Prospectus provides a general description of the Securities that we may offer. Each time we offer and sell Securities under this Prospectus, we will provide prospective purchasers of such Securities with a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any Securities, prospective purchasers of Securities should read both this Prospectus and any applicable Prospectus Supplement together with additional information described below under “Documents Incorporated by Reference”.

Information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be made available together with this Prospectus.

Prospective purchasers of Securities should rely only on the information contained in or incorporated by reference in this Prospectus or an applicable Prospectus Supplement. We have not authorized anyone to provide prospective purchasers of Securities with different or additional information and provide no assurance as to the reliability of any such information. We are not making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted by law. Prospective purchasers of Securities should not assume that the information in this Prospectus, any applicable Prospectus Supplement or any documents incorporated by reference is accurate as of any date other than the respective dates of those documents, as our business, results of operations, financial condition and prospects may have changed since those dates. This Prospectus should not be used by anyone for any purpose other than in connection with an offering of Securities as described in one or more Prospectus Supplements. The Corporation does not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the provinces of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from our corporate secretary at 8801 Trans-Canada Hwy., Suite 500, Saint-Laurent, Québec, Canada H4S 1Z6, telephone: (514) 331-4113 and are also available electronically at www.sedar.com. Some of the documents that we file with or furnish to the SEC are electronically available from the SEC’s Electronic Document Gathering and Retrieval System, commonly known as “EDGAR”, and may be accessed at www.sec.gov. Our filings through SEDAR and EDGAR are not incorporated by reference in this Prospectus, except as specifically set forth herein.

The following documents filed with securities commissions or similar authorities in each of the provinces of Canada in which this Prospectus has been filed are incorporated by reference in and form an integral part of this Prospectus:

(a)	annual information form of the Corporation dated February 10, 2020 for the year ended December 31, 2019 (the “AIF”);

(b)

audited consolidated annual financial statements of the Corporation as at and for the years ended December 31, 2019 and December 31, 2018, together with the notes thereto and the auditors’ report thereon;

(c)	management’s discussion and analysis of the Corporation for the year ended December 31, 2019;

(d)

unaudited condensed consolidated interim financial statements of the Corporation as at June 30, 2020 and for the three- and six-month periods ended June 30, 2020 and June 30, 2019, together with the notes thereto;

(e)	management’s discussion and analysis of the Corporation for the three- and six-month periods ended June 30, 2020;

(f)	management information circular of the Corporation dated March 9, 2020 for the annual meeting of shareholders held on April 21, 2020; and

(g)

material change report of the Corporation dated February 21, 2020 with respect to the closing of the Corporation’s marketed offering of Common Shares in the United States and Canada for gross proceeds of US $230,115,000.

Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 – Short Form Prospectus Distributions and all Prospectus Supplements (only in respect of the offering of Securities to which that particular Prospectus Supplement relates) subsequently filed by us with the securities commissions or similar regulatory authorities in the relevant provinces of Canada after the date of this Prospectus and prior to the termination of the offering of any Securities under any Prospectus Supplement shall be deemed to be incorporated by reference in this Prospectus.

Upon a new annual information form and annual financial statements and management’s discussion and analysis being filed by us with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form and all annual financial statements, interim financial statements, accompanying management’s discussion and analysis, and material change reports filed prior to the commencement of our financial year in which the new annual information form is filed shall be deemed to no longer be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder. Upon interim financial statements and the accompanying management’s discussion and analysis being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, all interim financial statements and the accompanying management’s discussion and analysis filed prior to the new interim financial statements shall be deemed to no longer be incorporated in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon a new management information circular relating to an annual meeting of shareholders being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, the management information circular for the preceding annual meeting of shareholders shall be deemed to no longer be incorporated in this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

Any statement contained in this Prospectus or in a document (or part thereof) incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set out in the document or statement that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to be incorporated by reference herein or to constitute a part of this Prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including the documents incorporated by reference herein, contains “forward-looking information” within the meaning of applicable Canadian securities legislation, section 27A of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and section 21E of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and such statements are subject to the safe harbor created by those sections and by the United States Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking information may include, but is not limited to, information with respect to the Corporation’s objectives and the strategies to achieve these objectives, as well as information with respect to the Corporation’s beliefs, plans, expectations, anticipations, estimates, intentions, results, levels of activity, performance, goals and achievements. This forward-looking information is identified by the use of terms and phrases such as “may”, “might”, “expect”, “intend”, “estimate”, “anticipate”, “plan”, “foresee”, “believe”, “to its knowledge”, “could”, “design”, “forecast”, “goal”, “hope”, “intend”, “likely”, “predict”, “project”, “seek”, “should”, “target”, “will”, “would” or “continue”, the negative of these terms and similar terminology, including references to assumptions, although not all forward-looking information contains these terms and phrases.

The forward-looking information contained in this Prospectus, including the documents incorporated by reference herein, is provided for the purpose of assisting the reader in understanding the Corporation’s financial performance and prospects and to present management’s assessment of future plans and operations. The reader is cautioned that such information may not be appropriate for other purposes.

Forward-looking information is based upon a number of assumptions and is subject to a number of risks and uncertainties, many of which are beyond the Corporation’s control, that could cause actual results to differ materially from those that are disclosed in or implied by such forward-looking information. These risks and uncertainties include, but are not limited to, those related to or arising from: the Corporation operating in a highly-competitive, fragmented and regulated industry; the Corporation’s operations in the United States and Mexico; the Corporation being subject to changes in its general operating environment and to seasonality; the Corporation’s business being subject to general economic, credit, business and regulatory factors largely beyond its control; the risks arising from the COVID-19 pandemic or other similar outbreaks; changes in interest rates; significant fluctuations in relative currency values against the Canadian dollar; fluctuations in the price or availability of fuel or fuel surcharge collection; self-insurance by the Corporation for a significant portion of its claim exposure; any unionization efforts by the Corporation’s U.S. employees or changes in collective agreements with the Corporation’s Canadian employees; increases in compensation paid by the Corporation to drivers or difficulties in the Corporation attracting and retaining qualified drivers; the engagement by the Corporation of independent contractors; future acquisitions by the Corporation or any failure by the Corporation to effect future acquisitions; integration by the Corporation of acquired businesses; absence of substantial growth in the future; compliance with environmental laws and regulations; liabilities for environmental contamination; management and key personnel turnover and failure by the Corporation to attract and retain qualified management and key personnel; dependence by the Corporation on services of third-party capacity providers and service instability from these providers; limits on the Corporation’s flexibility resulting from existing and future indebtedness; the Corporation’s significant ongoing capital requirements; increased prices for, and decreased availability of, new revenue equipment; future use of autonomous tractors; difficulty in the Corporation obtaining goods and services from its various vendors and suppliers; reduction or elimination of use of the Corporation’s services by its customers; the negative impact of financial difficulties encountered by the Corporation’s customers; the need for additional financing by the Corporation; the Corporation’s dependence on systems, networks and other information technology (and the data contained therein); litigation against the Corporation; failure by the Corporation to maintain an effective system of internal control over financial reporting; market reaction to the announcement by the Corporation of potential material transactions; variances in future payments of dividends and share repurchases by the Corporation; there being no existing trading market for Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units; Debt Securities may be unsecured debt of the Corporation; and the Corporation’s management will have certain discretion concerning the use of proceeds, as well as other risk factors identified under “Risk Factors”. These factors are not intended to represent a complete list of the factors that could affect the Corporation; however, these factors should be considered carefully. There may be other risk factors not currently known to the Corporation or that the Corporation currently believes are not material that could also cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this Prospectus and the documents incorporated by reference herein. If any of these risks materializes, or if any of the Corporation’s assumptions underlying forward-looking statements prove incorrect, actual results and developments may differ materially from those made in or suggested by the forward-looking statements contained in this Prospectus and the documents incorporated by reference herein.

Although the forward-looking information contained in this Prospectus, including the documents incorporated by reference herein, is based upon what the Corporation believes are reasonable assumptions in light of information currently available, investors are cautioned against placing undue reliance on this information since actual results may vary from the forward-looking information. Certain assumptions made in preparing the forward-looking information include, without limitation, the absence of material adverse consequences resulting from negative economic conditions, the ability of the Corporation to recruit, train and retain qualified drivers and to retain its major customers, the ability of the Corporation to recover costs associated with fuel price variations from its customers, the ability of the Corporation to comply with environmental laws and regulations at reasonable maintenance costs and capital expenditures and the absence of major changes in environmental laws and regulations having a material adverse effect upon the Corporation, the ability of the Corporation to successfully integrate acquired businesses, the absence of materially adverse claims and litigation and related adverse publicity, and the ability of the Corporation to obtain sufficient insurance coverage at reasonable costs, to limit currency exchange losses, to borrow money at reasonable interest rates and to limit losses related to trade account receivables.

Consequently, all of the forward-looking information contained in this Prospectus, including the documents incorporated by reference herein, is qualified by the foregoing cautionary statements, and there can be no guarantee that the results or developments that the Corporation anticipates will be realized or, even if substantially realized, that they will have the expected consequences or effects on the Corporation’s business, financial condition or results of operations. The Corporation does not undertake to update or amend such forward-looking information whether as a result of new information, future events or otherwise, except as may be required by applicable law. Unless otherwise stated, the forward-looking information contained in this Prospectus is made as of the date hereof.

NON-IFRS MEASURES

The information presented in this Prospectus, including certain documents incorporated by reference herein, includes non-IFRS measures such as “adjusted earnings per share (adjusted “EPS”) – basic”, “adjusted EPS from continuing operations – basic”, “adjusted EPS from continuing operations – diluted”, “adjusted EPS – diluted”, “adjusted EBITDA”, “adjusted EBITDA from continuing operations”, “adjusted EBITDA margin”, “adjusted EBITDA margin from continuing operations”, “adjusted net income”, “adjusted net income from continuing operations”, “adjusted operating ratio”, “adjusted operating ratio from continuing operations”, “free cash flow conversion”, “free cash flow conversion from continuing operations”, “free cash flow from continuing operations”, “operating margin from continuing operations”, “segmented adjusted EBITDA” and “segmented adjusted EBITDA from continuing operations”, that are used by the Corporation as indicators of financial performance. These financial measures do not have standardized meanings prescribed under IFRS or U.S. generally accepted accounting principles and the Corporation’s computation may differ from similarly-named computations as reported by other entities and, accordingly, may not be comparable. These financial measures should not be considered as an alternative to, or more meaningful than, measures of financial performance as determined in accordance with IFRS as an indicator of performance. The Corporation believes these measures may be useful supplemental information to assist investors in assessing its operational performance and its ability to generate cash through operations. The non-IFRS measures also provide investors with insight into the Corporation’s decision making as it uses these non-IFRS measures to make financial, strategic and operating decisions.

Because non-IFRS measures do not have a standardized meaning and may differ from similarly-named computations as reported by other entities, Canadian securities regulations and policies require that non-IFRS measures be clearly defined and qualified, reconciled with their nearest IFRS measure and given no more prominence than the closest IFRS measure. Such information is presented in the sections dealing with these financial measures in the documents incorporated by reference herein, including our management’s discussion and analysis for the three- and six-month periods ended June 30, 2020. See “Documents Incorporated by Reference” above.

Non-IFRS measures are not audited. They have important limitations as analytical tools and investors are cautioned not to consider them in isolation or place undue reliance on ratios or percentages calculated using non-IFRS measures.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

We report in Canadian dollars. All references to “CAD $” or “Canadian dollars” included or incorporated by reference in this Prospectus refer to Canadian dollar values while references to “US $” are to U.S. dollars. On August 10, 2020, the daily exchange rate as quoted by the Bank of Canada was CAD $1.00 = US $0.7488.

ENFORCEMENT OF CIVIL LIABILITIES

TFI International is a corporation incorporated under and governed by the Canada Business Corporations Act. Most of the Corporation’s directors and officers reside in Canada, and the majority of the Corporation’s assets and all or a substantial portion of the assets of these persons are located outside the United States.

Directors of the Corporation residing outside of Canada have appointed the Corporation as agent for service of process at the following address: 8801 Trans-Canada Hwy., Suite 500, Saint-Laurent, Québec, Canada H4S 1Z6. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or that resides outside of Canada, even if the party has appointed an agent for service of process.

The Corporation has appointed an agent for service of process in the United States. It may be difficult for investors who reside in the United States to effect service of process in the United States upon the Corporation, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Corporation or any of the directors referred to above. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

TFI International filed with the SEC, concurrently with the Registration Statement of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under Form F-X, the Corporation appointed Corporation Service Company, 251 Little Falls Drive, County of New Castle, Wilmington, DE U.S.A. 19808 as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving TFI International in a United States court arising out of or related to or concerning the offering of securities under this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

TFI International is subject to the full information requirements of the securities commissions or similar regulatory authorities in all provinces of Canada. Purchasers are invited to read and copy any reports, statements or other information, other than confidential filings, that TFI International files with the Canadian provincial securities commissions or similar regulatory authorities. These filings are also electronically available on SEDAR at www.sedar.com. Except as expressly provided herein, documents filed on SEDAR are not, and should not be considered, part of this Prospectus.

TFI International has filed with the SEC under the U.S. Securities Act the Registration Statement relating to the Securities being offered hereunder, of which this Prospectus forms part. This Prospectus does not contain all of the information set out in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus but contained in the Registration Statement will be available on the SEC’s website at www.sec.gov.

TFI International is a “foreign private issuer” as defined in Rule 405 under the U.S. Securities Act. As a “foreign private issuer”, TFI International is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and TFI International’s officers and directors are exempt from the reporting and short swing profit recovery provisions contained in section 16 of the U.S. Exchange Act. TFI International’s reports and other information filed or furnished with or to the SEC are available on EDGAR at www.sec.gov as well as from commercial document retrieval services.

THE CORPORATION

The Corporation was incorporated on March 28, 2008 under the Canada Business Corporations Act under the name TransForce Inc. The Corporation obtained Articles of Amendment on December 23, 2016 to change its corporate name to TFI International Inc. The head and registered office of the Corporation is at 8801 Trans-Canada Hwy., Suite 500, Saint-Laurent, Québec, Canada H4S 1Z6 and its executive office is at 96 Disco Road, Etobicoke, Ontario, Canada M9W 0A3.

The Corporation was incorporated for the purpose of acquiring all of the issued and outstanding units of TransForce Income Fund (the “Fund”) and “tracking share units” of TFI Holdings Inc., an indirect subsidiary of the Fund, pursuant to a plan of arrangement under which the Fund was converted into the Corporation. The Corporation, through its subsidiaries, now operates the transportation business formerly operated under the Fund, and the former unitholders of the Fund continue to own, to the extent they have remained shareholders of the Corporation, an economic interest in the business formerly operated by the Fund.

The Fund resulted from the conversion on September 30, 2002 of TransForce Inc. (“TransForce”), a corporation incorporated on April 30, 1985 pursuant to the Companies Act (Québec), into an income trust. Immediately following the conversion, the Fund, through its subsidiaries, continued to operate the transportation business of TransForce, and the former shareholders of TransForce continued to own, through the Fund, an economic interest in the business of TransForce.

TransForce was incorporated under the name 2320-2351 Québec Inc. Its Articles were amended on October 9, 1985, October 1, 1986, July 22, 1987, October 19, 1987, March 4, 1988, July 5, 1989 and May 30, 1995, in each case changing its share capital. The Articles were also amended on October 1, 1986 to change the corporate name to Groupe Cabano d’Anjou Inc. and on August 7, 1987 to change the corporate name to Cabano Expeditex Inc. On October 19, 1987, Cabano Expeditex Inc. amalgamated with Location Speribel Inc. The Articles were subsequently amended on December 4, 1990 to change the corporate name to Groupe Transport Cabano Inc./Cabano Transportation Group Inc., on May 30, 1995 to change the corporate name to Cabano-Kingsway Inc. and on April 23, 1999 to change the corporate name to TransForce Inc.

The Corporation has numerous direct and indirect subsidiaries. See the section entitled “Organizational Structure” at pages 4 to 5, inclusively, of the AIF. Unless otherwise indicated therein, each of the entities is wholly-owned, directly or indirectly, by the Corporation.

BUSINESS OF THE CORPORATION

The Corporation is a North American leader in the transportation and logistics industry, operating across the United States, Canada and Mexico through its subsidiaries. The Corporation creates value for shareholders by identifying strategic acquisitions and managing a growing network of wholly-owned operating subsidiaries. Under the TFI International umbrella, companies benefit from financial and operational resources to build their businesses and increase their efficiency. TFI International companies service the following segments: (i) Truckload (“TL”); (ii) Logistics; (iii) Less-Than-Truckload (“LTL”); (iv) Package and Courier. Through internal growth and acquisitions, the Corporation has significantly increased its geographic scope.

The TL segment provides full loads carried directly from the customer to the destination using a closed van or specialized equipment to meet customers’ specific needs. The TL segment includes expedited transportation, flatbed, tank, container and dedicated services as well as TL brokerage. The Logistics segment provides a wide range of asset-light logistics services, including brokerage, freight forwarding and transportation management, as well as small parcel delivery. The LTL segment provides pickup, consolidation, transport and delivery of smaller loads, with a focus on major cities, cross-border, high-density regions and technology-based solutions designed to enhance value. The LTL segment is composed of asset-based over-the-road operations and asset-light intermodal services. The Package and Courier segment offers pickup, transport and delivery of items across North America.

The Corporation has, to its knowledge, the largest trucking fleet in Canada and also has a significant presence in the United States. As at June 30, 2020, the Corporation had 7,477 tractors, 24,867 trailers and 10,460 independent contractors.

The Corporation has a diverse base of clients operating across a broad cross-section of industries. In the last several years, the Corporation concluded strategic alliances with other transport companies in North America, in order to offer its customers a network extending across Canada and the United States.

As at June 30, 2020, the Corporation had 16,564 employees working in its different business segments across North America.

For further information regarding the Corporation and its subsidiaries and their respective business activities, see the AIF and the other documents incorporated by reference herein.

RISK FACTORS

An investment in the Securities is subject to various risks, including those risks inherent to our business. Prospective purchasers of Securities should carefully consider the risk factors contained in the documents incorporated by reference in this Prospectus (including subsequently-filed documents incorporated herein by reference) including in the risk factors section contained in our most recent AIF and our most recently-filed annual management’s discussion and analysis and those described in any Prospectus Supplement relating to a specific offering of Securities. The risks and uncertainties described therein are not the only ones we face. Additional risks and uncertainties, including those of which we are currently unaware or deem immaterial, may adversely affect our business, financial condition or results of operations. Some of the risk factors described herein and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, are interrelated and, consequently, investors should treat such risk factors as a whole. In addition, the following risk factors relate to the Securities qualified by this Prospectus.

There is no existing trading market for Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units and there can be no assurance that a liquid market will develop or be maintained.

There is no existing trading market for Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units. As a result, there can be no assurance that a liquid market will develop or be maintained for those Securities, or that a purchaser will be able to sell any of those Securities at a particular time (or at all). The Corporation may not list Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units on any securities or stock exchange.

Debt Securities may be unsecured debt of the Corporation.

Debt Securities may be unsecured debt of the Corporation and may rank equally in right of payment with all other existing and future unsecured debt of the Corporation. Debt Securities may be subordinated to all existing and future secured debt of the Corporation to the extent of the assets securing such debt. If the Corporation is involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured Debt Securities. In that event, a holder of unsecured Debt Securities may not be able to recover any principal or interest due to it under such Debt Securities.

Our management will have certain discretion concerning the use of proceeds.

The Corporation’s management will have certain discretion concerning the use of proceeds of an offering under any Prospectus Supplement as well as the timing of the expenditure of the net proceeds thereof. As a result, investors will be relying on the judgment of management as to the specific application of the proceeds of any offering of Securities under any Prospectus Supplement. Management may use the net proceeds of any offering of Securities under any Prospectus Supplement in ways that an investor may not consider desirable. The results and effectiveness of the application of the net proceeds are uncertain.

USE OF PROCEEDS

The net proceeds to be derived from the sale of Securities will be the issue price thereof less any commission paid in connection therewith and the expenses relating to the particular offering of Securities. The net proceeds to us from any offering of Securities, the proposed use of those proceeds and the specific business objectives that we wish to accomplish with such proceeds will be set out in the applicable Prospectus Supplement. There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management of the Corporation will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Corporation spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under “Risk Factors” and any other factors set out in the applicable Prospectus Supplement. We may invest funds which we do not immediately use. Such investments may include short-term marketable investment grade securities. We may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus.

CONSOLIDATED CAPITALIZATION

There have been no material changes in our share and loan capital, on a consolidated basis, since the date of our financial statements for the quarter ended June 30, 2020 which have not been disclosed in this Prospectus or the documents incorporated by reference herein.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Corporation that will result from the issuance of Securities pursuant to such Prospectus Supplement.

EARNINGS COVERAGE RATIOS

Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement with respect to the issuance of Debt Securities pursuant to such Prospectus Supplement.

PRIOR SALES

Prior sales of the Corporation’s Securities will be provided, as required, in the applicable Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

PRICE RANGE AND TRADING VOLUME

Trading price and volume of the Common Shares will be provided, as required, in each Prospectus Supplement.

SHARE CAPITAL

The authorized share capital of the Corporation consists of an unlimited number of Common Shares and an unlimited number of Preferred Shares, issuable in series. As of the date hereof, there are 88,257,849 Common Shares and no Preferred Shares issued and outstanding.

DESCRIPTION OF COMMON SHARES

The Common Shares entitle the holders thereof to one vote per share. The holders of the Common Shares are entitled to receive any dividend declared by the Corporation on the Common Shares. Subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, the holders of the Common Shares are entitled to receive the remaining property of the Corporation upon its dissolution, liquidation or winding-up.

DESCRIPTION OF PREFERRED SHARES

The Preferred Shares may be issued in one or more series, with such rights and conditions as may be determined by resolution of the directors, which shall determine the designation, rights, privileges, conditions and restrictions to be attached to the Preferred Shares of such series. There are no voting rights attached to the Preferred Shares except as prescribed by law. In the event of the liquidation, dissolution or winding-up of the Corporation, or any other distribution of assets of the Corporation among its shareholders, the holders of the Preferred Shares of each series are entitled to receive, in priority over the Common Shares and any other shares ranking junior to the Preferred Shares, an amount equal to the redemption price for such shares plus an amount equal to any dividends declared thereon but unpaid and no more. The Preferred Shares of each series are also entitled to such other preferences over the Common Shares and any other shares ranking junior to the Preferred Shares as may be determined as to their respective series authorized to be issued. The Preferred Shares of each series shall be on a parity basis with the Preferred Shares of every other series with respect to payment of dividends and return of capital.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

Subscription Receipts may be offered separately or together with other Securities. As at the date of this Prospectus, the Corporation has no Subscription Receipts outstanding.

Subscription Receipts will be issued under a subscription receipt agreement entered into between us and an escrow agent (the “Escrow Agent”). The applicable Prospectus Supplement will include details of the agreement pursuant to which such Subscription Receipts will be created and issued. Subscription Receipts are a security of ours that will entitle the holders to receive Common Shares or other Securities or combination of Securities upon the satisfaction of certain conditions, typically the completion of an acquisition by us of the assets or securities of another entity. Subsequent to the offering of Subscription Receipts, all or a portion of the subscription proceeds for the Subscription Receipts are held in escrow by the Escrow Agent, pending the satisfaction of the conditions. Holders of Subscription Receipts are not shareholders. Holders of Subscription Receipts are entitled to receive Common Shares or other Securities only upon exchange or conversion of their Subscription Receipts in accordance with the terms thereof or, upon the occurrence of certain events as specified in an applicable Prospectus Supplement, to a return of the subscription price for the Subscription Receipts together with any payments in lieu of interest or other income earned on the subscription proceeds.

The particular terms and provisions of Subscription Receipts offered under any Prospectus Supplement, and the extent to which the general terms and provisions described in this Prospectus may apply to those Subscription Receipts, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts. This description will include, where applicable: (i) the number of Subscription Receipts offered; (ii) the price, including the currency, at which the Subscription Receipts will be offered; (iii) the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares or other Securities; (iv) the number of Common Shares or other Securities that may be obtained upon exchange or conversion of each Subscription Receipt; (v) the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each other Security; (vi) the terms applicable to the gross proceeds from the sale of such Subscription Receipts plus any interest or other income earned thereon; and (vii) any other material terms and conditions of the Subscription Receipts. The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

The preceding description and any description of Subscription Receipts in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the subscription receipt agreement relating to such Subscription Receipts.

Subscription Receipt certificates will be exchangeable for new Subscription Receipt certificates of different denominations at the office indicated in the applicable Prospectus Supplement. In the case of Subscription Receipts which are exchangeable for other securities of the Corporation, the holders will not have any of the rights of holders of the securities issuable upon the exchange of the Subscription Receipts until the issuance of those securities in accordance with the terms of the Subscription Receipts.

DESCRIPTION OF WARRANTS

Warrants may be offered separately or together with other Securities. As at the date of this Prospectus, the Corporation has no Warrants outstanding.

Warrants may be issued under a separate Warrant agreement or indenture. The applicable Prospectus Supplement will include details of the agreement or indenture pursuant to which such Warrants will be created and issued. A copy of any such Warrant agreement or indenture relating to an offering of Warrants will be filed by the Corporation with securities regulatory authorities in Canada and United States, as applicable, after it has been entered into by the Corporation. The following describes the general terms that will apply to any Warrants that may be offered by the Corporation pursuant to this Prospectus. The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

The particular terms and provisions of the Warrants offered under any Prospectus Supplement, and the extent to which the general terms of the Warrants described in this Prospectus may apply to those Warrants, will be described in the applicable Prospectus Supplement filed in respect of the Warrants. This description will include, where applicable: (i) the number of Warrants offered; (ii) the price, including the currency, at which the Warrants will be offered; (iii) the terms, conditions and procedures for the exercise of Warrants for Common Shares or other Securities; (iv) the number of Common Shares or other Securities that may be obtained upon exercise of each Warrant; (v) the designation and terms of any other Securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each Security; (vi) the terms applicable to the gross proceeds from the sale of such Warrants; and (vii) any other material terms and conditions of the Warrants.

The preceding description and any description of Warrants in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to any Warrant agreement or indenture relating to such Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the applicable Prospectus Supplement. In the case of Warrants which are exercisable to purchase other securities of the Corporation, the holders will not have any of the rights of holders of the securities issuable upon the exercise of the Warrants until the issuance of those securities in accordance with the terms of the Warrants.

DESCRIPTION OF DEBT SECURITIES

The following sets out certain general terms and provisions of Debt Securities. The particular terms and provisions of any Debt Securities offered, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in a Prospectus Supplement.

Debt Securities will be direct secured or unsecured obligations of the Corporation as described in the applicable Prospectus Supplement. Debt Securities will be senior or subordinated indebtedness of the Corporation as described in the applicable Prospectus Supplement. The senior Debt Securities will rank equal in right of payment to all other unsecured and unsubordinated indebtedness of the Corporation (except for unsecured and unsubordinated indebtedness preferred by mandatory provisions of law). The subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of the senior Debt Securities and all other senior indebtedness of the Corporation.

Debt Securities will be issued under one or more indentures (each a “Debt Indenture”) between the Corporation and a trustee that will be named in the applicable Prospectus Supplement. The Debt Indenture under which any Debt Securities are issued will be specified in the applicable Prospectus Supplement. To the extent applicable, the Debt Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Debt Indenture to be entered into has been or will be filed with the SEC as an exhibit to the Registration Statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The statements made hereunder relating to any Debt Indenture and the Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Debt Indenture.

Each Debt Indenture may provide that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Corporation. The applicable Prospectus Supplement will contain the terms and other information with respect to the Debt Securities being offered thereby, which may include the following:

(a)	the designation, aggregate principal amount and authorized denominations of such Debt Securities;

(b)	the currency in which the Debt Securities may be purchased and in which the principal and any interest is payable (in either case, if other than Canadian dollars);

(c)	any applicable subordination provisions;

(d)	the offering price or the percentage of the principal amount or discount at which such Debt Securities will be issued;

(e)	the date or dates on which such Debt Securities will mature;

(f)	the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such interest rates (if any);

(g)	the dates on which any such interest will be payable and the record dates for such payments;

(h)	the name of the trustee under the Debt Indenture pursuant to which the Debt Securities are to be issued;

(i)	any redemption term or terms under which such Debt Securities may be defeased;

(j)	whether such Debt Securities are to be issued in registered form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

(k)	the place or places where principal, premium (if any) and interest (if any) will be payable;

(l)	any sinking fund provisions;

(m)	whether such Debt Securities will be issued in whole or in part in the form of one or more global securities;

(n)	the identity of the depositary for global securities;

(o)

whether a temporary security is to be issued with respect to such Debt Securities and whether any interest payable prior to the issuance of definitive Debt Securities of such series will be credited to the account of the persons entitled to such interest;

(p)

the terms upon which beneficial interests in a temporary global Debt Security may be exchanged in whole or in part for beneficial interests in a definitive global Debt Security or for individual definitive Debt Securities and the terms upon which such exchanges may be made;

(q)	the securities or stock exchange(s) on which such series of Debt Securities will be listed, if any;

(r)	any terms relating to the modification, amendment or waiver of any terms of such Debt Securities or the Debt Indenture;

(s)	any right of the trustee or the holders to declare the principal, premium (if any) and interest (if any) with respect to such series of Debt Securities to be due and payable;

(t)	the governing law of such Debt Securities and Debt Indenture;

(u)	any provisions relating to any security provided for such Debt Securities;

(v)	any exchange or conversion terms; and

(w)	any other specific terms, including any additional events of default or covenants not inconsistent with the provisions of the applicable indenture.

The Debt Securities may, at our option, be issued in fully registered certificated form or in “book-entry only” form. Debt Securities in registered form will be exchangeable for other Debt Securities of the same series and tenor, registered in the same name, for a like aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the corporate trust office of the trustee for such Debt Securities.

Debt Securities of a single series may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary. This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance (including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items). For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates such as LIBOR, EURIBOR or a U.S. Federal funds rate.

The preceding description and any description of Debt Securities in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Debt Indenture relating to such Debt Securities.

In the case of Debt Securities which are convertible into other securities of the Corporation, the holders will not have any of the rights of holders of the securities issuable upon the conversion of the Debt Securities until the issuance of those securities in accordance with the terms of the Debt Securities and Debt Indenture.

DESCRIPTION OF UNITS

The Corporation may issue Units, separately or together, with other Securities. The applicable Prospectus Supplement will include details of the Units being offered thereunder. As at the date of this Prospectus, the Corporation has no Units outstanding.

Each Unit will be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security. The following describes the general terms that will apply to any Units that may be offered by the Corporation pursuant to this Prospectus. The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

The particular terms and provisions of the Units offered under any Prospectus Supplement, and the extent to which the general terms of the Units described in this Prospectus apply to those Units, will be set out in the applicable Prospectus Supplement. This description will include, where applicable: (i) the number of Units offered; (ii) the price or prices, if any, at which the Units will be issued; (iii) the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution); (iv) the currency in which the Units will be offered; (v) the Securities comprising the Units; (vi) whether the Units will be issued with any other securities and, if so, the amount and terms of such securities; (vii) any minimum or maximum subscription amount; (viii) whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; (ix) any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and (x) any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

OTHER MATTERS RELATING TO THE SECURITIES

General

The Securities may be issued in fully-registered certificated form or in book-entry only form.

Certificated Form

Securities issued in certificated form will be registered in the name of the purchaser or its nominee on the registers maintained by our transfer agents and registrars or the applicable trustee.

Book-Entry Only Form

Securities issued in “book-entry only” form must be purchased, transferred or redeemed through participants in a depository service of a depository identified in the Prospectus Supplement for the particular offering of Securities. Each of the underwriters, dealers or agents, as the case may be, named in the Prospectus Supplement will be a participant of the depository. On the closing of a book-entry only offering, we will cause a global certificate or certificates or an electronic deposit representing the aggregate number of Securities subscribed for under such offering to be delivered to or deposited with, and registered in the name of, the depository or its nominee. Except as described below, no purchaser of Securities will be entitled to a certificate or other instrument from us or the depository evidencing that purchaser’s ownership thereof, and no purchaser will be shown on the records maintained by the depository except through a book-entry account of a participant acting on behalf of such purchaser. Each purchaser of Securities will receive a customer confirmation of purchase from the registered dealer from which the Securities are purchased in accordance with the practices and procedures of such registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. The depository will be responsible for establishing and maintaining book-entry accounts for its participants having interests in the Securities.

If we determine, or the depository notifies us in writing, that the depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and we are unable to locate a qualified successor, or if we at our option elect, or are required by law, to terminate the book-entry system, then the Securities will be issued in certificated form to holders or their nominees.

Transfer, Conversion or Redemption of Securities

Certificated Form

Transfer of ownership, conversion or redemptions of Securities held in certificated form will be effected by the registered holder of the Securities in accordance with the requirements of our transfer agents and registrars and the terms of the agreement, indenture or certificates representing such Securities, as applicable.

Book-Entry Only Form

Transfer of ownership, conversion or redemptions of Securities held in book-entry only form will be effected through records maintained by the depository or its nominee for such Securities with respect to interests of participants, and on the records of participants with respect to interests of persons other than participants. Holders who desire to purchase, sell or otherwise transfer ownership of or other interests in the Securities may do so only through participants. The ability of a holder to pledge a Security held in book-entry only form or otherwise take action with respect to such holder’s interest in a Security (other than through a participant) may be limited due to the lack of a physical certificate.

Payments and Notices

Certificated Form

Any payment of principal, a redemption amount, a dividend or interest (as applicable) on a Security will be made by us, and any notices in respect of a Security will be given by us, directly to the registered holder of such Security, unless the applicable agreement, indenture or certificate in respect of such Security provides otherwise.

Book-Entry Only Form

Any payment of principal, a redemption amount, a dividend or interest (as applicable) on a Security will be made by us to the depository or its nominee, as the case may be, as the registered holder of the Security and we understand that such payments will be credited by the depository or its nominee in the appropriate amounts to the relevant participants. Payments to holders of Securities of amounts so credited will be the responsibility of the participants.

As long as the depository or its nominee is the registered holder of the Securities, the depository or its nominee, as the case may be, will be considered the sole owner of the Securities for the purposes of receiving notices or payments on the Securities. In such circumstances, our responsibility and liability in respect of notices or payments on the Securities is limited to giving or making payment of any principal, redemption amount, dividend or interest (as applicable) due on the Securities to the depository or its nominee.

Each holder must rely on the procedures of the depository and, if such holder is not a participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights with respect to the Securities.

We understand that under existing industry practices, if we request any action of holders or if a holder desires to give any notice or take any action which a registered holder is entitled to give or take with respect to any Securities issued in book-entry only form, the depository would authorize the participant acting on behalf of the holder to give such notice or to take such action, in accordance with the procedures established by the depository or agreed to from time to time by us, any trustee and the depository. Accordingly, any holder of a Security held in book-entry only form that is not a participant must rely on the contractual arrangement it has directly or indirectly through its financial intermediary with its participant to give such notice or take such action.

We, the underwriters, dealers or agents and any trustee identified in a Prospectus Supplement relating to an offering of Securities in book-entry only form, as applicable, will not have any liability or responsibility for: (i) records maintained by the depository relating to beneficial ownership interest of the Securities held by the depository or the book-entry accounts maintained by the depository; (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership; or (iii) any advice or representation made by or with respect to the depository and contained in any indenture relating to the rules and regulations of the depository or any action to be taken by the depository or at the directions of the participants.

PLAN OF DISTRIBUTION

We may sell the Securities: (i) to underwriters or dealers purchasing as principal; (ii) directly to one or more purchasers; or (iii) through underwriters, dealers or agents, in all cases for cash or other consideration. Only those underwriters, dealers or agents named in a Prospectus Supplement will be the underwriters, dealers or agents in connection with the Securities offered thereby.

The Prospectus Supplement relating to a particular offering of Securities will also set out the terms of the offering of the Securities including, to the extent applicable: (i) the name or names of any underwriters, dealers or agents; (ii) any fees, discounts, commissions or other compensation payable to such underwriters, dealers or agents in connection with the offering; (iii) a description of services to be provided by underwriters, dealers or agents in relation to the offering; (iv) the method of distribution of the Securities; and (v) in the event the offering is a fixed-price distribution, the initial offering price and the proceeds that we will receive. The distribution of Securities may be effected from time to time in one or more transactions at fixed prices or at market prices prevailing at the time of sale, which prices may vary between purchasers and during the period of distribution of the Securities, including sales in transactions that are deemed to be “at-the-market distributions” in accordance with National Instrument 44-102 – Shelf Distributions (described below). Any public offering price and any discounts or concessions allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

If underwriters purchase Securities as principal, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased.

The Securities may also be sold directly by us at prices and upon terms agreed to by the purchaser and us or through underwriters, dealers or agents designated by us from time to time. Any underwriter, dealer or agent involved in the offering and sale of the Securities pursuant to this Prospectus will be named, and any commissions or fees payable by us to that underwriter, dealer or agent will be set out, in the applicable Prospectus Supplement.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments that they may be required to make in respect thereof. Such underwriters, dealers and agents may engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

Underwriters, dealers or agents may make sales in privately-negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market distribution” as defined in and subject to limitations imposed by applicable securities laws which includes sales made directly on an existing trading market for our Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to “at-the-market distributions”, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market distribution”, as defined under applicable Canadian securities legislation, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities. The Corporation intends to submit an application with applicable Canadian securities regulatory authorities for exemptive relief if and when it determines to proceed with an “at-the-market distribution” in Canada. Such application will include the specific terms of the proposed “at-the-market distribution”. The Corporation will not complete an “at-the-market distribution” in Canada without first obtaining such exemptive relief.

Unless a Prospectus Supplement provides otherwise, any offering of Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units will be a new issue of Securities with no established trading market, and unless otherwise specified in the applicable Prospectus Supplement, such Securities will not be listed on any securities or stock exchange. There is no market through which Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units, and the extent of issuer regulation. See “Risk Factors”. Certain dealers may make a market in the Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in such Securities nor as to the liquidity of the trading market, if any, for such Securities.

This Prospectus does not qualify any securities that would be “specified derivatives” as defined in National Instrument 44-102 – Shelf Distributions.

CERTAIN INCOME TAX CONSIDERATIONS

Applicable Prospectus Supplements may describe certain Canadian and United States federal income tax consequences generally applicable to investors arising from purchasing, holding, and disposing of Securities. However, prospective purchasers of Securities are cautioned and advised to consult with their own independent tax advisors and legal counsel as necessary prior to purchasing Securities.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain Canadian and United States legal matters relating to the offering of such Securities will be passed upon for us by Fasken Martineau DuMoulin LLP as to matters relating to Canadian law and by Scudder Law Firm, P.C., L.L.O. as to matters relating to United States law. In addition, certain legal matters in connection with any offering of Securities may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

INTEREST OF EXPERTS

Except as set out below or in a Prospectus Supplement relating to an offering of Securities, there is no person or company who is named as having prepared or certified a report, valuation, statement or opinion in this Prospectus or an amendment to this Prospectus, either directly or in a document incorporated by reference herein, and whose profession or business gives authority to the report, valuation, statement or opinion made by the person or company (excluding the auditors of businesses acquired by us).

KPMG LLP is the auditor of the Corporation. KPMG LLP has confirmed that it is independent within the meaning of the Code of ethics of chartered professional accountants (Québec).

TRANSFER AGENTS

The transfer agents and registrars for the Common Shares are Computershare Trust Company of Canada at its offices in Toronto, Ontario and Montreal, Québec and Computershare Trust Company, N.A. at its principal offices in Canton, Massachusetts.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed or furnished with the SEC as part of the Registration Statement of which this Prospectus forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from TFI International’s directors and officers, as applicable; (iii) the consent of KPMG LLP; and (iv)  the form of indenture relating to Debt Securities that may be issued under this Prospectus.

PURCHASERS’ STATUTORY RIGHTS

Unless provided otherwise in a Prospectus Supplement, the following is a description of a purchaser’s statutory rights. Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission, or in some jurisdictions, revisions of the price or damages if the prospectus or any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal advisor.

In an offering of convertible, exchangeable or exercisable Securities, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in a prospectus is limited, in certain provincial securities legislation, to the price at which the convertible, exchangeable or exercisable Securities is offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal adviser.

PURCHASERS’ CONTRACTUAL RIGHTS OF RESCISSION

Original purchasers of Subscription Receipts, Warrants or convertible Debt Securities (or Units comprised of any such Securities) will have a contractual right of rescission against us in respect of the conversion, exchange or exercise of such Securities. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, as well as the amount paid for the original Security, upon surrender of the underlying securities acquired thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the Subscription Receipts, Warrants or convertible Debt Securities (or Units comprised of any such Securities), as the case may be, under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the Subscription Receipts, Warrants or convertible Debt Securities (or Units comprised of any such Securities), as the case may be, under this Prospectus.

Original purchasers of Subscription Receipts, Warrants or convertible Debt Securities (or Units comprised of any such Securities) are further advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the convertible, exchangeable or exercisable security that was purchased under a prospectus, and therefore a further payment at the time of conversion, exchange or exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights, or consult with a legal advisor.

CERTIFICATE OF THE CORPORATION

Dated: August 11, 2020

This amended and restated short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of each of the provinces of Canada.

(signed) Alain Bédard Chairman, President and Chief Executive Officer	(signed) David Saperstein Chief Financial Officer

On behalf of the Board of Directors

(signed) André Bérard Director	(signed) Arun Nayar Director

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PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Canada Business Corporations Act (the “CBCA”), the Corporation may indemnify its current or former directors or officers or another individual who acts or acted at its request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Corporation or another entity. However, indemnification is prohibited under the CBCA unless the individual:

•

acted honestly and in good faith with a view to the Corporation’s best interests, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

The CBCA also provides that the Corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses reasonably incurred in connection with a proceeding referred to above, provided that such individual shall repay the moneys if the individual does not fulfill the two conditions set out immediately above.

The Corporation’s by-laws require it to indemnify, subject to the provisions of the CBCA, each of its current or former directors or officers and each individual who acts or acted at its request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or another entity.

The Corporation’s by-laws also require it to advance moneys to the foregoing persons for costs, charges and expenses reasonably incurred by such persons in connection with such a proceeding; provided that such individual shall repay the moneys advanced by the Corporation if the individual does not fulfill the two conditions set out above.

We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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EXHIBIT INDEX

Exhibit Number	Description

4.1

Annual Information Form of the Registrant dated February 10, 2020 for the year ended December 31, 2019 (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-10 filed with the SEC on February 10, 2020) (File No. 333-236350)

4.2

Audited Consolidated Annual Financial Statements of the Registrant as at and for the years ended December 31, 2019 and December 31, 2018, together with the notes thereto and the auditors’ report thereon (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form F-10 filed with the SEC on February 10, 2020) (File No. 333-236350)

4.3

Management’s Discussion and Analysis of the Registrant for the year ended December 31, 2019 (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form F-10 filed with the SEC on February 10, 2020) (File No. 333-236350)

4.4

Unaudited condensed consolidated interim financial statements of the Registrant as at June 30, 2020 and for the three and six-month periods ended June 30, 2020 and June 30, 2019, together with the notes thereto (incorporated by reference to Exhibit 99.3 to the Registrant’s Report on Form 6-K furnished to the SEC on July 29, 2020)

4.5

Management’s Discussion and Analysis of the Registrant for the three and six-month periods ended June 30, 2020 (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K furnished to the SEC on July 29, 2020)

4.6

Management Information Circular of the Registrant dated March 9, 2020 for the Annual Meeting of Shareholders held on April 21, 2020 (incorporated by reference to Exhibit 99.4 to the Registrant’s Report on Form 6-K furnished to the SEC on March 17, 2020)

4.7*

Material change report of the Registrant dated February  21, 2020 with respect to the closing of the Registrant’s marketed offering of common shares in the United States and Canada for gross proceeds of US $230,115,000

5.1*	Consent of KPMG LLP

6.1	Power of Attorney (included on the signature page to the Registrant’s Registration Statement on Form F-10 filed with the SEC on February 10, 2020) (File No. 333-236350)

7.1	Form of Indenture (incorporated by reference to Exhibit 7.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-10 filed with the SEC on February 12, 2020) (File No. 333-236350)

* Filed herewith

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process

Concurrently with the filing of the Registration Statement on Form F-10, we are filing with the SEC a written irrevocable consent and power of attorney on Form F-X. Any change to the name or address of our agent for service shall be communicated promptly to the SEC by amendment to the Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint-Laurent, Province of Québec, Country of Canada on August 11, 2020.

TFI International Inc.

By:	/s/ Alain Bédard
Name: Alain Bédard
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 11, 2020.

Signature	Title

/s/ Alain Bédard Alain Bédard	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

/s/ David Saperstein David Saperstein	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Leslie Abi-Karam Leslie Abi-Karam	Director

/s/ André Bérard André Bérard	Director

/s/ Lucien Bouchard Lucien Bouchard	Director

/s/ Diane Giard Diane Giard	Director

/s/ Richard Guay Richard Guay	Director

/s/ Debra Kelly-Ennis Debra Kelly-Ennis	Director

/s/ Neil Donald Manning Neil Donald Manning	Director

/s/ Arun Nayar Arun Nayar	Director

/s Joey Saputo Joey Saputo	Director

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Registration Statement on Form F-10 has been signed by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on August 11, 2020.

TForce TL Holdings USA, Inc.

By:	/s/ Alain Bédard
Name: Alain Bédard
Title: President

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